                                                                     EXHIBIT 8.1

                         FULBRIGHT & JAWORSKI L.L.P.
                          1301 MCKINNEY, SUITE 5100
                             HOUSTON, TEXAS 77010
                                (713) 651-5151

                               August 23, 2002

Kaneb Pipe Line Partners, L.P.
2435 North Central Expressway
Richardson, Texas 75080

Dear Sirs:

     We have acted as special counsel to Kaneb Pipe Line Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, registering units representing limited partner interests in the Partnership (the "Units"). We have also participated in the preparation of the Prospectus (the "Prospectus") contained in the Registration Statement to which this opinion is an exhibit.

     In connection therewith, we have participated in the preparation of the discussion set forth under the caption "Tax Considerations" (the "Discussion") in the Registration Statement. The Discussion, subject to the qualifications stated therein, constitutes our opinion as to the material United States federal income tax consequences for purchasers of Units offered by the Prospectus.

     We consent to the reference to our firm under the caption "Tax Considerations" in the Prospectus and to the filing of this confirmation and consent as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ FULBRIGHT & JAWORSKI L.L.P.

                                        Fulbright & Jaworski L.L.P.